U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 5, 2007

Citigroup Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, New York, New York		10043
(Address of principal executive offices)		(Zip Code)

(212) 559-1000

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Citigroup Inc.

 Current Report on Form 8-K

Item 7.01 Regulation FD Disclosure.

On November 4, 2007, Citigroup Inc. issued a press release announcing significant declines since September 30, 2007 in the fair value of the approximately $55 billion in U.S. sub-prime related direct exposures in its Securities and Banking (S&B) business. Citi estimates that, at the present time, the reduction in revenues attributable to these declines ranges from approximately $8 billion to $11 billion (representing a decline of approximately $5 billion to $7 billion in net income on an after-tax basis).

These declines in the fair value of Citi’s sub-prime related direct exposures followed a series of rating agency downgrades of sub-prime U.S. mortgage related assets and other market developments, which occurred after the end of the third quarter. The impact on Citi’s financial results for the fourth quarter from changes in the fair value of these exposures will depend on future market developments and could differ materially from the range above.

Citi also announced that, while significant uncertainty continues to prevail in financial markets, it expects, taking into account maintaining its current dividend level, that its capital ratios will return within the range of targeted levels by the end of the second quarter of 2008. Accordingly, Citi has no plans to reduce its current dividend level.

A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

The information disclosed under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number

	99.1	Press release, dated November 4, 2007, issued by Citigroup Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2007	CITIGROUP INC.
(Registrant)

	By:	/s/ John C. Gerspach
	Name:	John C. Gerspach
	Title:	Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number

99.1	Press release, dated November 4, 2007, issued by Citigroup Inc.